Earnings Release July 20, 2023 Second Quarter 2023 Results Exhibit 99.3

2 This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) loan growth; (2) deposit growth, mix, pricing, and betas; (3) net interest income and net interest margin; (4) revenue growth; (5) non-interest expense; (6) credit trends and key credit performance metrics; (7) our capital position; (8) our contingent sources of liquidity; (9) our future operating and financial performance; (10) our strategy and initiatives for future revenue growth, balance sheet management, capital management, and expense management; (11) our effective tax rate; and (12) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict. These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted revenue; adjusted non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total revenue; total non-interest expense; efficiency ratio-TE; and total Synovus Financial Corp. shareholders' equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to- period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustment on non- qualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Synovus’ control, or cannot be reasonably predicted. For the same reasons, Synovus’ management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Forward-Looking Statements Use of Non-GAAP Financial Measures

Second Quarter 2023 Financial Highlights

SYNOVUS

Key Highlights

- PPNR[1] of $261 million, an 8% YoY increase
- Total revenue of $568 million, a 9% YoY increase
  - Net interest income growth of 7% YoY
  - Core client fee income growth, ex-mortgage, of 7% YoY
- Loan growth of $309 million, or 1% QoQ
  - Loan growth constrained given economic and liquidity environment
  - New fundings focused on core client relationships
- Total deposits increased $126 million
  - Core deposits[2] down $155 million for the quarter
    - Early quarter seasonal decline followed by second half deposit growth
  - New deposit production[3] 130%+ YoY
- Credit quality metrics reflective of portfolio health
  - Overall portfolio performing well with no systemic deterioration
  - 2Q23 Charge-off ratio of 0.24%
- Grew CET1 ratio to 9.85%[4]
  - Continue to prioritize retaining earnings and growing CET1 levels with a year-end target of >10%

Key Performance Metrics	Reported	Adjusted[6]
Net Income Available to Common Shareholders[5]	$165,819	$169,526
Diluted Earnings Per Share	$1.13	$1.16
Return on Average Assets	1.15%	1.18%
Return on Average Tangible Common Equity	17.7%	18.1%
Efficiency Ratio-TE[7]	54.0%	52.6%[8]

Balance Sheet (Period-end, $ in millions)	Total
Loans, Net of Unearned	$44,354
Deposits	$50,080

(1) Pre-provision net revenue equals total revenue less non interest expense; (2) Exclude brokered; (3) Includes balances associated with new accounts originated in the quarter including the impact of existing customers switching account types; (4) Preliminary; (5) In thousands; (6) Non-GAAP financial measure; see appendix for applicable reconciliation; (7) Taxable equivalent; (8) Adjusted tangible efficiency ratio.

3

Total Loans $44.4 billion

SYNOVUS

Summary

- Total loan growth of $309 million QoQ; led by CRE growth, primarily the result of funding of existing multi-family commitments
- C&I decline was driven by decline in line utilization (~$350 million impact) and exit of certain loan only syndications (~$120 million impact)
- New and renewed loan production focused on core relationships
  - Loan production, ex. Mortgage, down 46% from 2Q22
  - Spreads to index on floating rate production approximately 50 bps higher YoY
- In July, exited Medical Office CRE business line and signed contract to sell $1.3 billion loan portfolio
  - Strategic decision to exit business based on return objectives despite pristine credit quality
  - Expecting 3Q negative net income impact of approximately $25 million resulting from sale

Diversified/High Quality Loan Portfolio



57.4% Weighted Avg LTV
Weighted Avg FICO of 779
Diversified across multiple industries
27.7%
50.8%
19.2%
2.3%
IPRE(1)
1-4 Fam, Land & Dev.
C&I
Consumer

Loan Growth Attribution

Change in Ending Loan Balances
($ in millions)



$44,045
$297
$(69)
$141
$(61)
$44,354
1Q23
CRE
C&I
Direct Consumer
Third-Party Consumer
2Q23

Total C&I Revolving Commitments and Line Utilization

($ in millions)



47.3%
$13,873
3Q22
48.6%
$14,289
4Q22
50.2%
$14,656
1Q23
47.7%
$15,188
2Q23
Total Commitments
C&I Line Utilization

Amounts may not total due to rounding; (1) Income producing real estate.

4

SYNOVUS

Total Deposits $50.1 billion

Summary

- Total deposits increased $126 million
  - Core deposit[1] decline of $155 million QoQ
  - Core deposits[1] increased ~1% after the seasonal decline in April
- Growth in Time deposits reflects continued mix shift from MMA
  - NIB decline a result of remixing pressures from rate environment as well as normal client liquidity deployment
- New deposit production[2] remains strong with 2Q23 production up 130%+ from 2Q22
- Uninsured, non-collateralized or uninsurable deposits decreased from 25% to 13% QoQ driven by an increase in insured deposits and additional ICS capacity

QoQ Change in Ending Balances[3]



($ in millions)
$(1,077)
$625
$(99)
$(853)
$1,248
$282
Non-Interest-Bearing
NOW
Savings
MMA
Time
Brokered

	Non-Interest-Bearing	NOW	Savings	MMA	Time
Public Funds QoQ Growth:	$(195)	$211	$(9)	$120	$17

Core Deposits[1] Impacted By Seasonal Flows



($ in millions)
Seasonal Decline
$43,706
$(530)
$43,176
$375
$43,551
Mar 23
Apr 23
Jun 23

Total Avg. Deposit Beta of 37% through 2Q23



Fed Target Average
+491 bps
0.25%
4.69%
5.16%
5.25%
4Q21
1Q23
2Q23
June 23



Total Deposit Cost
+183 bps
0.12%
1.44%
1.95%
2.12%
4Q21
1Q23
2Q23
June 23[4]

(1) Exclude brokered; (2) Includes balances associated with new accounts originated in the quarter including the impact of existing customers switching account types; (3) Balances in bar chart include the public funds changes QoQ seen below the chart.
(4) Includes approx. 2bps of incremental impact from change in Florida IOTA law.

5

SYNOVUS

Net Interest Income $456 million

Summary

- NII growth of $30 million or 7% YoY; QoQ decline of $25 million or 5%
- Benefits of higher asset yields and earning asset growth offset by continued increases in deposit costs and negative remixing of NIB deposits
- Floating rate loans as a percentage of total loans is 63%, up from 60% in 2Q22
- $30+ billion of total fixed-rate notional repricing will provide a longer-term tailwind for NII/NIM in a higher-for-longer environment
  - Includes ~ $11 billion in Fixed Rate Loans (ex-Mortgage) with ~ 2Y duration

NII / NIM Trends



($ in millions)
$425
3.22%
2Q22
$478
3.47%
3Q22
$501
3.56%
4Q22
$481
3.43%
1Q23
$456
3.20%
2Q23
Net Interest Income
Net Interest Margin(1)

NIM Waterfall[2]



3.43%
1Q23
0.21%
Loan Yields
0.02%
Other Earning Assets
(0.30)%
IB Deposit Cost
(0.05)%
NIB Remix
(0.04)%
Whsl/Brok Cost
3.20%
2Q23

Longer-Term NII Catalysts

Fixed Rate Repricing

	Notional ($B)	Estimated Duration	Avg. Portfolio Yield[3]	Current Rates[4]
Securities	$11.2	5.4Y	2.16%	~5.0 - 5.5%
Mortgages	$5.4	5.1Y	3.67%	~6.0 - 7.0%
Other Fixed Rate Loans	$10.9	2.3Y	4.87%	~6.5 - 7.5%
Loan Hedge Portfolio	$4.3	2.2Y	1.82%	~5.25%

Amounts may not total due to rounding; (1) NIM reflect Actual/Actual day count and includes other immaterial adjustments versus NIM previously reported; (2) Estimated impact; (3) Average portfolio yield as of 2Q23; (4) Estimates of relevant market rates and/or recent Synovus origination.

6

SYNOVUS

Non-Interest Revenue $112 million

Summary

- Overall core client fee income levels have been resilient, the result of stable revenue streams resulting from deep client relationships
- QoQ fee income decline primarily a result of exceptionally strong 1Q23 Capital Markets income
- Core client fee income has grown at near double digit rates over the last 4 years as new products and services and expanding client count drive higher levels of fee income

Fee Income

($ in millions)	2Q23	QoQ Δ	YoY Δ
Core Banking Fees[1]	$47	2%	3%
Wealth Revenue[2]	$43	(3)%	13%
Capital Markets Income	$7	(49)%	(6)%
Net Mortgage Revenue	$5	19%	18%
Total Other Income[3]	$9	(2)%	60%
Total Adjusted Non-Interest Revenue[4]	**$111**	**(6)%**	**10%**
Total Non-Interest Revenue	**$112**	**(16)%**	**15%**

Long Term Organic Fee Income Trends



($ in millions)
YTD 2Q19
YTD 2Q23
NSF/OD
5% CAGR
(9% CAGR excl NSF/OD)
$75.0
$18.3
$56.7
$92.9
$12.8
$80.1
15% CAGR
$50.2
$87.4
10% CAGR
$14.1
$20.7
10% CAGR
$139.4
$201.0
Core Banking Fees
Wealth Revenue (3)
Capital Markets
Core Client Fee Income ex. Mortgage

Amounts may not total due to rounding: (1) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fee, gains (losses) from sales of SBA loans, and miscellaneous other service charges; (2) Consists of fiduciary/asset management, brokerage, and insurance revenues; (3) Includes earnings on equity method investments, income from BOLI, and other miscellaneous income; (4) Non-GAAP financial measure; see appendix for applicable reconciliation.

7

SYNOVUS

Non-Interest Expense $307 million

Summary

- YoY expense increase drivers include new initiative and infrastructure investments as well as investments in our workforce and FDIC/healthcare costs
- Continue to move forward with key strategic investments while rationalizing overall spend in light of the current environment
  - Headcount reduction of 86 in mortgage, technology and operations in 2Q23
  - Voluntary early retirement program to be completed in 3Q23, expected to impact ~125 team members
  - Expect to receive long-term net benefit after role reallocation is complete

Expense Trends

($ in millions)	2Q23	QoQ Δ	YoY Δ
Total Employment	$181	(3)%	10%
Total Other	$76	3%	0%
Total Occupancy, Equipment, and Software	$43	0%	(1)%
Total Adjusted Non-Interest Expense[1]	**$301**	**(1)%**	**6%**
Total Non-Interest Expense	**$307**	**(5)%**	**9%**

QoQ Cost Drivers

($ in millions)



$304.5
$(9.8)
$2.6
$3.4
$300.7
Adjusted 1Q23
Seasonal Fringe(2)
Annual Merit
Other Core Operating
Adjusted 2Q23

YoY Cost Drivers

($ in millions)



$283.6
$5.7
$3.8
$7.5
$300.7
Adjusted 2Q22
Growth/Infrastructure Initiatives
FDIC/ Healthcare(3)
Other Core Operating
Adjusted 2Q23

Amounts may not total due to rounding; (1) Non-GAAP financial measure; see appendix for applicable reconciliation; (2) Seasonal personnel expense includes payroll taxes and 401K; (3) FDIC/Healthcare includes 2023 rate increases to FDIC assessment and employee health insurance costs.

8

9 $458 $479 $501 $514 $527 1.11% 1.13% 1.15% 1.17% 1.19% Allowance for Credit Losses ACL Coverage Ratio 2Q22 3Q22 4Q22 1Q23 2Q23 0.44% 0.46% 0.33% 0.41% 0.59% 0.37% 0.42% 0.26% 0.41% 0.59% 0.12% 0.13% 0.14% 0.12% 0.19% NPA Ratio NPL Ratio Total Past Dues > 30 Days Ratio C&C % of Total Loans 2Q20 2Q21 2Q22 1Q23 2Q23 $13 $26 $35 $32 $39 $17 $5 $13 $19 $26 Provision for Credit Losses Net Charge-Offs 2Q22 3Q22 4Q22 1Q23 2Q23 ($ in millions)($ in millions) 0.16% 0.04% 0.12% 0.17% 0.24%NCO Ratio:420% 393% 391% 282% 202%ACL to NPLs: Credit QualityCredit Quality 3-Year Credit Trends Allowance for Credit Losses Provision and Net Charge-Offs • Overall portfolio performance remains strong with net charge-offs of 0.24% in 2Q and stable performance across broader portfolios and asset types • CRE continues to perform well overall due to conservative underwriting and strong geographic locations ◦ CRE credit quality remains healthy, with (0.01%) NCOs, 0.28% NPL Ratio, and 0.03% Past Due Ratio ◦ Synovus CRE market metrics continue to outperform national figures • Currently forecasting annual net charge-off range of 25-30 bps in 2023 which assumes second half charge-offs of 30-40 bps ◦ Charge-off ranges exclude the impact of expected Medical Office CRE loan sale (1) (1) Criticized and Classified Loans as a % of Total Loans. 1.80% 4.10% 2.22% 2.47% 3.00% Summary

10 9.85%9.77% 0.32% (0.06)% (0.11)% (0.07)% Beginning CET1 Ratio (1Q23) Net Income Available to Common Shareholders Risk-Weighted Assets Common Dividends Other Ending CET1 Ratio (2Q23) Amounts may not total due to rounding; (1) 2Q23 capital ratios are preliminary; (2) Includes changes in phase-in impact of CECL transitional amount, intangible assets, Qualpay closing, and applicability of deferred tax assets. 9.46% 9.63% 9.77% 9.85% Common Equity Tier 1 Tier 1 Tier 2 2Q22 4Q22 1Q23 2Q23 (1) 12.43% 10.56% 10.81% 12.72% 12.79% 10.88% Capital Capital Metrics CET1 Accretion Through Retained Earnings • Organic earnings profile coupled with strategic management of balance sheet continuing to support capital accretion • Remain focused on building CET1 levels in light of current environment ◦ CET1 ended the quarter at 9.85%(1), up 22 bps in last 2 quarters ◦ Targeting >10% CET1 by year end • No share repurchases executed under 2023 authorization (2) 10.68% 12.54% (1) Summary

SYNOVUS

2023 Updated Guidance

	Prior Guidance	Updated Guidance[1]	Key Assumptions
EoP Loan Growth[2]	4 - 8%	0 - 2%	• Lower range impacted by planned Medical Office CRE sale of $1.3 billion • Loan production focused on core relationships
EoP Core Deposit[3] Growth	N/A	1 - 4%	• Second-half seasonal benefits and new deposit initiatives should aid core deposit[3] growth
Adj. Revenue[2][4][5]	4 - 7%	0 - 3%	• Assumes Fed increases target rate to 5.50% in July and holds through year end • Middle of guidance range assumes year-end DDA / Total deposits of ~25% • 46 - 48% total deposit beta range measured using estimated total deposit costs in December 2023
Adj. NIE[4][5]	4 - 6%	4 - 6%	• YoY Adjusted NIE impact: New initiatives (eg, CIB/Maast/Qualpay) ~3.0%, FDIC/Healthcare costs ~1.5%, other core operating expenses ~0.5% • Adjusted for Qualpay, we are tracking ~1% better than prior guidance
CET1 Guidance	~10% by year-end	>10% at year-end	• Remain focused on building CET1 levels in light of current environment
Effective Tax Rate	21 - 23%	~22%	• Supported by new federal tax credit investments which will go into effect second half of the year

(1) Updated guidance includes the impact of the Qualpay investment which closed on 6/1/23. Guidance for Adj. Revenue and Adj. NIE excludes impact of the expected Medical Office CRE sale (see page 4) and FDIC special assessment (special assessment expected to be ~$47 million).
(2) Not adjusting for PPP loans or PPP revenue in 2023 outlook given relatively immaterial impact to 2022 and 2023 forecasted results; assumes no incremental material loan sales outsides of the current planned third-party sale; (3) Excludes brokered; (4) Non-GAAP financial measure; see cautionary language on slide 2 and appendix for applicable reconciliation; (5) Guidance based on the 2022 baseline: adjusted revenue baseline of $2.21 billion and adjusted NIE of $1.16 billion.

11

Appendix

13 Allowance for Credit Losses ($ in thousands) ACL/ Loans: Economic Scenario Assumptions and Weightings 1.17% 1.19% 1 $514,483 $19,204 $4,125 $(2,787) $(8,056) $526,968 1Q23 Economic Forecast Impact Net Growth Performance/Individual Analysis Other 2Q23(1) (1) Other includes the impact of dispositions, sub-pool changes, etc.; (2) Downside scenarios carry a total weighting of 30% and correspond to Moody’s June 2023 "S6" Stagflation scenario and "S3" Downside 90th Percentile scenario; (3) Upside refers to Moody’s June 2023 "S1" Upside 10th Percentile scenario; (4) June 2023 Moody's model estimates. 2Q23 2023(4) 2024(4) Scenario Model Weighting GDP Unemployment GDP Unemployment Stagflation(2) 20% 1.5% 3.9% (0.3)% 5.6% Consensus Baseline 65% 1.2% 3.8% 0.5% 4.7% Downside(2) 10% 0.9% 4.7% (1.4)% 7.6% Upside(3) 5% 2.1% 3.3% 3.0% 3.2% Weighted Average 100% 1.3% 3.9% 0.3% 5.1%

14 Earning Assets Composition 36% 31% 24% 15% 7% 13% 18% 25% 35% 42% 3% 3% 4% 6% 6% 9% 8% 8% 8% 8% 40% 40% 38% 37% 37% 3.92% 4.60% 5.36% 5.89% 6.17% LIBOR SOFR BSBY/Other Prime Fixed rate Yield 2Q22 3Q22 4Q22 1Q23 2Q23 $11,014 $11,277 $11,273 $11,176 $11,174 1.81% 1.93% 2.09% 2.16% 2.16% Securities Yield 2Q22 3Q22 4Q22 1Q23 2Q23 (1) Amortized cost; (2) Represents period-end Total Notional outstanding of effective cash-flow loan hedges, including forward starting hedges as they transition to their effective periods, along with the estimated effective fixed-rate for the respective period; (3) NII sensitivity estimates reflect a dynamic balance sheet; beta sensitivity estimates represent approximations, based on total deposit cost betas ($ in millions) Derivative Hedge Portfolio(2) Loan Portfolio Rate Mix and Yield Total Securities Portfolio Size(1) 12-Month NII Sensitivity: Rates & Betas(3) $4,250 $4,250 $4,350 $3,850 $4,100 $4,100 $3,350 $3,350 $250 $750 $1,000 $1,000 $1,000 $1,250 1.82% 1.82% 1.95% 2.30% 2.37% 2.37% 2.68% 2.78% Effective Hedges Forward Starting Hedges Effective Rate 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 Parallel Shock % NII Impact +100bps 2.6% -100bps (2.9)% +100 Shock % NII Impact ~ 30 Beta 5.1% ~ 40 Beta 2.6% ~ 50 Beta 0.1%

15 Fed Funds Lines, $1.7 Discount Window (ex- BTFP), $8.6 Other Contingent Sources, $2.2 Unencumbered Securities, $5.0 FHLB Borrowing Capacity, $5.8 Third-Party Loans , $1.3 FRB Reserves, $1.4 Robust Contingent Sources of Liquidity ($ in billions, as of 6/30/23) Secondary Sources $12.5 Primary Sources $13.5 • Unpledged loans of $20+ billion not reflected in the chart above $25.9B Total (2) (3) $50.1 $(28.0) $(6.8) $(8.8) $6.4 Total Deposits Insured Collateralized Public Funds ICS Availability 6/30/23 Remaining 6/30/23 $10B ICS Total Capacity 12% utilized at 6/30 ~87% of deposits insured, collateralized or insurable through our ICS capacity(1) compared to 75% in 1Q23 Liquidity Amounts may not total due to rounding; (1) Insurability through ICS at the election of the client; (2) Includes HFS portfolio of approx. $452 million at marked fair value, as well as HFI portfolio which is currently in runoff; (3) Other Contingent Sources include incremental liquidity available via FRB's Bank Term Funding Program, as well as other documented sources. 2Q23 Deposit Walkdown

16 1Q23 2Q23 June 2023 ($ in millions; rates annualized) Avg. Balance Avg. Rate Avg. Balance Avg. Rate Avg. Rate Non-interest-bearing $15,014 N/A $13,874 N/A N/A Interest-bearing non-maturity (NMD) $24,856 1.57% $24,636 2.08% 2.24% Time $3,601 2.42% $4,866 3.26% 3.47% Brokered $5,554 4.12% $6,343 4.73% 4.92% Total interest-bearing $34,012 2.07% $35,845 2.71% 2.90% Total deposits $49,026 1.44% $49,719 1.95% 2.12% Total Average Deposit Costs

Loan Portfolio by Category

SYNOVUS

Consumer Portfolio - $8.5 billion

- Weighted average credit score of 794 and 776 for Home Equity and Mortgage, respectively
- Weighted average LTV of 73% and 72% for Home Equity and Mortgage, respectively[1]



Consumer Non-R/E 3.1%
Resi. Constr, Dev, Land 1.2%
Other CRE Prop. Types 6.8%
Multi-Family 8.1%
Office Bldg. 6.8%
Shopping Centers 3.0%
Hotel 4.0%
Consumer R/E Related 16.1%
C&I Specialty Lending(2) 23.9%
Middle Market & Commercial Banking 26.9%
Consumer
CRE
C&I

CRE Portfolio - $13.3 billion

- 92% are income-producing properties
- Diversity among property types and geographies

C&I Portfolio - $22.5 billion

- Specialty lending[2] is well-diversified among multiple lines-of-business
- C&I industry mix aligned with economic and demographic drivers

Portfolio Characteristics	Consumer	CRE	C&I
NPL Ratio	0.68%	0.28%	0.74%
QTD Net Charge-off Ratio (annualized)[3]	0.49%	(0.01)%	0.29%
30+ Days Past Due Ratio	0.39%	0.03%	0.21%
90+ Days Past Due Ratio	0.03%	0.00%	0.01%

Amounts may not total due to rounding; (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the sum of the 6/30/2023 commitment amount and any existing senior lien; (2) Specialty lending is primarily comprised of our senior housing portfolio, national accounts, structured lending (primarily lender finance) and insurance premium finance; (3) 2Q23 Consumer Net Charge Offs impacted by $1.3 million related to third-party portfolio move to HFS.

17

Commercial Real Estate

SYNOVUS

Composition of 2Q23 CRE Portfolio

Total Portfolio $13.3 billion



Office Building
Multi-Family
Hotels
Shopping Center
Other Investment Properties
Warehouses
1-4 Family Perm/Mini-Perm
1-4 Family Construction
Residential Development
Land Acquisition
Commercial Development
22.8%
27.1%
13.3%
10.0%
11.1%
8.0%
3.1%
1.5%
0.7%
1.9%
0.5%

Investment Properties portfolio represent 92% of total CRE portfolio

- The portfolio is well diversified among property types
- Credit quality in Investment Properties portfolio remains excellent

CRE Credit Quality

- 0.28% NPL Ratio
- (0.01)% Net Charge-Off Ratio (annualized)
- 0.03% 30+ Day Past Due Ratio
- 0.00% 90+ Day Past Due Ratio

	Investment Properties						Land, Development and Residential Properties	
Portfolio Characteristics (as of June 30, 2023)	Office Building	Multi-family	Shopping Centers	Hotels	Other Investment Properties	Warehouse	Residential Properties[1]	Development & Land
Balance (in millions)	$3,032	$3,597	$1,329	$1,771	$1,471	$1,069	$616	$408
Weighted Average LTV[2]	61.3%	53.9%	57.5%	57.9%	54.5%	59.1%	N/A	N/A
NPL Ratio	0.92%	0.05%	0.05%	0.00%	0.05%	0.02%	0.68%	0.28%
Net Charge-off Ratio (annualized)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	(0.04)%	(0.28)%
30+ Days Past Due Ratio	0.00%	0.00%	0.01%	0.00%	0.01%	0.22%	0.14%	0.05%
90+ Days Past Due Ratio	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Amounts may not total due to rounding; (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes); (2) LTV calculated by dividing most recent appraisal (typically at origination) on non-construction component of portfolio by the 6/30/23 commitment amount.

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Non-Medical Office Portfolio Analysis: $1.5B

SYNOVUS

2Q23 Key Credit Statistics: NPL Ratio: 1.86% NCO Ratio: 0.00% 90 DPD Ratio: 0.00%

2014
Average effective age of office collateral

58.6%
Average LTV[1] on non-medical office loans

$8.7mm
Average size[1] of non-medical office loans

$3.4mm
Median size[1] of non-medical office loans

Major tenant[2] rollover on non-medical office loans



8.0%
9.0%
83%
2023
2024
2025+

Loan Maturities[2]



14.5%
12.4%
73%
2023
2024
2025+

Loan Location Classification



CBD/Core 24.6%
Suburban 59.1%
Suburban near Large Demand Driver(3) 16.3%

Top 5 MSAs: Non-Med Office	Current Balance (mm)	LTV[1]
1) Charlotte	$214	65%
2) Atlanta	$196	59%
3) Charleston	$179	62%
4) Tampa	$120	51%
5) Orlando	$101	60%

Top 5 Loans and Location	Current Balance (mm)	LTV[1]
1) Charleston	$45	57%
2) Miami	$42	47%
3) Charlotte	$42	56%
4) Atlanta	$41	54%
5) Jacksonville	$40	63%

SNV Top 5 Markets Completions as % of Inventory[4]



5.4%
2.3%
2008
2023

Rent Growth: SNV Top 5 Markets vs. US Average[4]



National
0.0%
2.8%
2008
2023

(1) LTV = Current note balance as of 6/30/2023 divided by appraised value at origination or updated value, whichever is more recent; (2) Major tenant is defined as contributing more than 20% to NOI; sample set on this analysis and Loan Maturities chart includes non-medical office loans greater than $1mm as of 6/30/2023, and comprises over 92% of the non-MOB office portfolio; (3) Large demand driver would be a significant enterprise that drives demand for the office product, such as government facility, major campus, etc.; (4) Rent growth and supply statistics are 2Q23 numbers from CoStar and represent weighted averages by loan balance.

19

C&I Portfolio

SYNOVUS

Diverse Industry Exposure
Total C&I Portfolio $22.5 billion



Finance/Insurance(1) 17.5%
Senior Housing 15.5%
Health Care 6.5%
Accom. & Food Svcs. 6.4%
Manufacturing 6.2%
Construction 5.2%
R/E Other 5.2%
Wholesale Trade(1) 5.1%
Retail Trade 5.0%
Prof., Scientific, Tech. Svcs. 4.2%
Transport/Warehousing 4.1%
Other Services(1) 4.0%
R/E Leasing 3.5%
All Other 2.9%
Arts, Entertainment, & Rec. 2.4%
Public Administration 2.1%
Educational Svcs. 1.8%
Admin., Support, Waste M... 1.3%
Ag, Forestry, Fishing 1.1%

- Wholesale Bank (includes Large Corporate, Middle Market, and Specialty Lines) represents 72% of C&I balances
- Finance/Insurance predominantly represented by secured lender finance portfolio
  - 0.00% NPL Ratio
  - (0.01%) Net Charge-Off Ratio (annualized)
  - 0.02% 30+ Day Past Due Ratio
  - 0.00% 90+ Day Past Due Ratio
- Senior Housing consists of 87% private pay facilities

Credit Indicator	2Q23
NPL Ratio	0.74%
Net Charge-off Ratio (annualized)	0.29%
30+ Days Past Due Ratio	0.21%
90+ Days Past Due Ratio	0.01%

Amounts may not total due to rounding; (1) These segments are not two digit NAICS industry divisions; Senior Housing is a subset of NAICS 62 Health Care and Social Assistance, and R/E other and R/E leasing together comprise NAICS 53 Real Estate, Rental, and Leasing.

20

21 Credit Indicator 2Q23 NPL Ratio 0.68% Net Charge-off Ratio (annualized) 0.49% 30+ Days Past Due Ratio 0.39% 90+ Days Past Due Ratio 0.03% Total Consumer Portfolio $8.5 billion Credit Indicator Home Equity Mortgage Weighted Average Credit Score of 2Q23 Originations 786 785 Weighted Average Credit Score of Total Portfolio 794 776 Weighted Average LTV(1) 73.4% 71.9% Average DTI(2) 34.3% 31.4% Utilization Rate 37.5% N/A 63.1% 20.8% 9.5% 4.4% 2.2% Consumer Mortgage Home Equity Third-Party HFI Other Consumer Credit Card Amounts may not total due to rounding; (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the sum of the 6/30/2023 commitment amount and any existing senior lien; (2) Average DTI of 2Q23 originations. Consumer Credit Quality Consumer Portfolio • 84% of Consumer portfolio is backed by residential real estate • Other Consumer includes secured and unsecured products • Average consumer card utilization rate is 25.8% • Third party HFI portfolio $812 million

22 Risk Distribution ($ in millions) Composition Change Risk Category 2Q23 1Q23 2Q23 vs. 1Q23 Passing Grades $43,021 $42,959 $62 Special Mention 543 369 174 Substandard Accruing 528 535 (7) Non-Performing Loans 262 182 80 Total Loans $44,354 $44,045 $309 Amounts may not total due to rounding. $1,568 $1,222 $1,028 $1,032 $914 $929 $942 $1,086 $1,333 4.1% 3.2% 2.6% 2.6% 2.2% 2.2% 2.2% 2.5% 3.0% Criticized and Classified Loans % of Total Loans 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Portfolio Risk DistributionCriticized & Classified Loans

23 2Q22 3Q22 4Q22 1Q23 2Q23 Financial Performance Diluted EPS $1.16 $1.33 $1.35 $1.32 $1.13 Net interest margin 3.22% 3.47% 3.56% 3.43% 3.20% Efficiency ratio-TE 53.87% 50.41% 51.08% 52.33% 53.99% Adjusted tangible efficiency ratio(1) 53.43% 49.98% 50.58% 50.48% 52.57% ROAA(2) 1.26% 1.39% 1.38% 1.36% 1.15% Adjusted ROAA(1)(2) 1.27% 1.39% 1.39% 1.37% 1.18% Balance Sheet QoQ Growth Total loans 3% 3% 3% 1% 1% Total deposits 1% (3)% 2% 2% —% Credit Quality NPA ratio 0.33% 0.32% 0.33% 0.41% 0.59% NCO ratio(2) 0.16% 0.04% 0.12% 0.17% 0.24% Capital Common shares outstanding(3) 145,358 145,443 145,487 146,059 146,153 Leverage ratio 9.03% 9.04% 9.07% 9.14% 9.23% Tangible common equity ratio(1) 6.26% 5.52% 5.84% 6.12% 6.17% (1) Non-GAAP financial measure; see applicable reconciliation; (2) Annualized; (3) In thousands; (4) Preliminary. (4) Quarterly Highlights Trend

24 ($ in thousands, except per share data) 2Q23 1Q23 2Q22 Net interest income $455,531 $480,751 $425,388 Non-interest revenue 112,276 133,126 97,266 Non-interest expense 307,181 321,852 282,051 Provision for (reversal of) credit losses 38,881 32,154 12,688 Income before income taxes $221,745 $259,871 $227,915 Income tax expense 47,801 57,712 49,863 Net income 173,944 202,159 178,052 Less: Net income (loss) attributable to noncontrolling interest (166) — — Net income attributable to Synovus Financial Corp. 174,110 202,159 178,052 Less: Preferred stock dividends 8,291 8,291 8,291 Net income available to common shareholders $165,819 $193,868 $169,761 Weighted average common shares outstanding, diluted 146,550 146,727 146,315 Net income per common share, diluted $1.13 $1.32 $1.16 Condensed Income Statement Amounts may not total due to rounding.

25 ($ in thousands, except per share data) 2Q23 1Q23 2Q22 Net income available to common shareholders $165,819 $193,868 $169,761 Recovery of NPA — (13,126) — Investment securities losses (gains), net — (1,030) — Loss (gain) on other loans held for sale 2,360 16,750 — Restructuring charges (reversals) (110) (733) (1,850) (Gain) loss on early extinguishment of debt (377) — — Valuation adjustment to Visa derivative 3,027 — (3,500) Tax effect of adjustments(1) (1,193) (453) (393) Adjusted net income available to common shareholders $169,526 $195,276 $171,018 Weighted average common shares outstanding, diluted 146,550 146,727 146,315 Net income per common share, diluted $1.13 $1.32 $1.16 Adjusted net income per common share, diluted $1.16 $1.33 $1.17 (1) An assumed marginal tax rate of 24.3% for 2Q23 and 1Q23 and 23.8% for 1Q22 was applied. Non-GAAP Financial Measures

26 ($ in thousands) 2Q22 3Q22 4Q22 1Q23 2Q23 Net income $178,052 $203,044 $205,770 $202,159 $173,944 Recovery of NPA — — — (13,126) — Loss (gain) on other loans held for sale — — — 16,750 2,360 Restructuring charges (reversals) (1,850) 956 (2,372) (733) (110) Valuation adjustment to Visa derivative 3,500 — 2,500 — 3,027 Gain (loss) on early extinguishment of debt — — — — (377) Investment securities losses (gains), net — — — (1,030) — Tax effect of adjustments(1) (393) (228) (31) (453) (1,193) Adjusted net income $179,309 $203,772 $205,867 $203,567 $177,651 Net income annualized $714,165 $805,555 $816,370 $819,867 $697,687 Adjusted net income annualized $719,206 $808,443 $816,755 $825,577 $712,556 Total average assets $56,536,940 $58,055,979 $58,963,417 $60,133,561 $60,515,077 Return on average assets 1.26% 1.39% 1.38% 1.36% 1.15% Adjusted return on average assets 1.27% 1.39% 1.39% 1.37% 1.18% (1) An assumed marginal tax rate of 24.3% for 2Q23, 1Q23, and 4Q22 and 23.8% for 3Q22, 2Q22 and 1Q22 was applied. Non-GAAP Financial Measure, Continued

Non-GAAP Financial Measure, Continued

SYNOVUS

($ in thousands)	2Q23	1Q23	2Q22
Net income available to common shareholders	$165,819	$193,868	$169,761
Recovery of NPA	—	(13,126)	—
Loss (gain) on other loans held for sale	2,360	16,750	—
Restructuring charges (reversals)	(110)	(733)	(1,850)
Valuation adjustment to Visa derivative	3,027	—	3,500
Gain (loss) on early extinguishment of debt	(377)	—	—
Investment securities losses (gains), net	—	(1,030)	—
Tax effect of adjustments[1]	(1,193)	(453)	(393)
Adjusted net income available to common shareholders	$169,526	$195,276	$171,018
Adjusted net income available to common shareholders annualized	$679,967	$791,953	$685,951
Amortization of intangibles, tax effected, annualized	$7,344	$5,699	$6,471
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$687,311	$797,652	$692,422
Net income available to common shareholders annualized	$665,098	$786,242	$680,910
Amortization of intangibles, tax effected, annualized	$7,344	$5,699	$6,471
Net income available to common shareholders excluding amortization of intangibles annualized	$672,442	$791,941	$687,381
Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,303,722	$4,088,777	$4,132,536
Average goodwill	$(460,118)	$(452,390)	$(452,390)
Average other intangible assets, net	$(36,738)	$(26,245)	$(32,387)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$3,806,866	$3,610,142	$3,647,759
Return on average common equity	15.5%	19.2%	16.5%
Adjusted return on average common equity	15.8%	19.4%	16.6%
Return on average tangible common equity	**17.7%**	**21.9%**	**18.8%**
Adjusted return on average tangible common equity	**18.1%**	**22.1%**	**19.0%**

(1) An assumed marginal tax rate of 24.3% for 2Q23 and 1Q23 and 23.8% for 1Q22 was applied.

27

28 Non-GAAP Financial Measure, Continued ($ in thousands) 2Q22 3Q22 4Q22 1Q23 2Q23 Total non-interest revenue $97,266 $104,298 $102,439 $133,126 $112,276 Investment securities (gains) losses, net — — — (1,030) — Recovery of NPA — — — (13,126) — Fair value adjustment on non-qualified deferred compensation 3,240 1,076 (1,557) (1,371) (1,598) Adjusted non-interest revenue $100,506 $105,374 $100,882 $117,599 $110,678 Total non-interest expense $282,051 $294,010 $308,996 $321,852 $307,181 Loss on other loans held for sale — — — (16,750) (2,360) Restructuring (charges) reversals 1,850 (956) 2,372 733 110 Fair value adjustment on non-qualified deferred compensation 3,240 1,076 (1,557) (1,371) (1,598) Valuation adjustment to Visa derivative (3,500) — (2,500) — (3,027) Gain (loss) on early extinguishment of debt — — — — 377 Adjusted non-interest expense $283,641 $294,130 $307,311 $304,464 $300,683

29 ($ in thousands) 2Q22 3Q22 4Q22 1Q23 2Q23 Adjusted non-interest expense $283,641 $294,130 $307,311 $304,464 $300,683 Amortization of intangibles (2,118) (2,118) (2,118) (1,857) (2,420) Adjusted tangible non-interest expense $281,523 $292,012 $305,193 $302,607 $298,263 Net interest income $425,388 $477,919 $501,346 $480,751 $455,531 Total non-interest revenue 97,266 104,298 102,439 133,126 112,276 Total revenue 522,654 582,217 603,785 613,877 567,807 Tax equivalent adjustment 960 972 1,131 1,119 1,138 Total TE revenue 523,614 583,189 604,916 614,996 568,945 Recovery of NPA — — — (13,126) — Investment securities losses (gains), net — — — (1,030) — Fair value adjustment on non-qualified deferred compensation 3,240 1,076 (1,557) (1,371) (1,598) Adjusted revenue $526,854 $584,265 $603,359 $599,469 $567,347 Efficiency ratio-TE 53.9% 50.4% 51.1% 52.3% 54.0% Adjusted tangible efficiency ratio 53.4% 50.0% 50.6% 50.5% 52.6% Non-GAAP Financial Measure, Continued

30 ($ in thousands) 2Q22 3Q22 4Q22 1Q23 2Q23 Total assets $57,382,745 $58,639,522 $59,731,378 $61,840,025 $60,655,591 Goodwill (452,390) (452,390) (452,390) (452,390) (475,573) Other intangible assets, net (31,360) (29,242) (27,124) (25,267) (61,538) Tangible assets $56,898,995 $58,157,890 $59,251,864 $61,362,368 $60,118,480 Total Synovus Financial Corp. shareholders’ equity $4,584,438 $4,229,715 $4,475,801 $4,770,130 $4,782,528 Goodwill (452,390) (452,390) (452,390) (452,390) (475,573) Other intangible assets, net (31,360) (29,242) (27,124) (25,267) (61,538) Preferred Stock, no par value (537,145) (537,145) (537,145) (537,145) (537,145) Tangible common equity $3,563,543 $3,210,938 $3,459,142 $3,755,328 $3,708,272 Total Synovus Financial Corp. shareholders’ equity to total assets ratio 7.99% 7.21% 7.49% 7.71% 7.88% Tangible common equity ratio 6.26% 5.52% 5.84% 6.12% 6.17% Non-GAAP Financial Measure, Continued